Exhibit 10.29

FORM OF

NEWPAGE GROUP INC.

2008 INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made effective as of December 21, 2007, (the “Date of Grant”), between NewPage Group Inc., a Delaware corporation (the “Company”), and [                    ] (the “Participant”):

RECITALS:

WHEREAS, the Company has adopted the NewPage Group Inc. 2008 Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of [INSERT SHARES] Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $[            ] per Share (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

2. Vesting. The Option shall vest with respect to fifty percent (50%) of the Shares based on Participant’s continued employment (the “Time-Based Options”) and with respect to fifty percent (50%) of the Shares based on the achievement of performance targets (the “Performance-Based Options”), as set forth below:

(a) Time-Based Options. The Time Based Options shall vest with respect to (i) one-third of the Time-Based Options on December 31, 2008 and (ii) an additional one-third of the Time-Based Options on December 31, 2009 and December 31, 2010, subject to the Participant’s continued employment in good standing with the Company and its Subsidiaries.

(b) Performance-Based Options. The Performance-Based Options shall vest with respect to (i) one-third of the Performance-Based Options on December 31, 2008 and (ii) an additional one-third of the Performance-Based Options on December 31, 2009 and December 31, 2010 (each such December 31, a “Performance Vesting Date”), subject to the Company’s attainment of performance targets established by the Committee for the calendar year in which such Performance Vesting Date occurs (the “Performance Targets”) and subject to the Participant remaining employed in good standing by the Company or its Subsidiaries on each applicable Performance Vesting Date; provided, however, that if the Performance Targets for a calendar year are not achieved (a “Missed Year”), but the cumulative Performance Targets with respect to the Missed Year and the subsequent calendar year(s) (but not, for the avoidance of doubt, prior calendar years) are achieved, the Performance-Based Options that did not vest with respect to the Missed Year shall vest as of the Performance Vesting Date applicable to the subsequent calendar year in which the cumulative Performance Targets are achieved. All Performance-Based Options that have not vested as of December 31, 2010, shall terminate. Notwithstanding the foregoing, if there is a Change in Control prior to December 31, 2010, following such Change in Control, the Performance-Based Options shall vest on each Performance Vesting Date subject solely to the Participant remaining employed in good standing by the Company or its Subsidiaries on each applicable Performance Vesting Date and without regard to the achievement of Performance Targets.

(c) At any time, the portion of the Option which has become vested and exercisable as described above is hereinafter referred to as the “Vested Portion”.

(d) If the Participant’s employment with the Company is terminated for any reason, the Option shall, to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a); provided, however, that, if the Participant is terminated by the Company without Cause or the Participant terminates his or her employment for “Good Reason”, the Options (including the Time-Based Options and Performance-Based Options) shall, to the extent not previously cancelled or terminated, become fully vested and exercisable.

3. Exercise of Option.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the Vested Portion of the Option at any time prior to the earliest to occur of:

(i) the tenth anniversary of the Date of Grant;

(ii) one year following the date of the Participant’s termination of employment due to death or “Disability”;

(iii) ninety days following the date of (x) the Participant’s termination of employment by the Company or any of its subsidiaries without “Cause” (other than by reason of death or “Disability) or (y) termination of employment by the Participant for “Good Reason”; and

(iv) upon the Participant’s (x) termination of employment by the Company or any of its subsidiaries for “Cause” or (y) termination of his or her employment for any reason other than “Good Reason” or due to death or “Disability”.

For purposes of this agreement:

“Cause” shall mean “Cause” as defined in any employment agreement then in effect between the Participant and the Company or any of its subsidiaries or if not defined therein or, if there shall be no such agreement, (i) commission of a felony by Participant, (ii) acts of dishonesty by Participant resulting or intending to result in personal gain or enrichment at the expense of the Company or its Subsidiaries or Affiliates, (iii) Participant’s material breach of any provision of any policy of the Company, (iv) Participant’s failure to follow the lawful written directions of the Board, (v) conduct by Participant in connection with Participant’s duties that is fraudulent, willful and materially injurious to the Company or its Subsidiaries or Affiliates, or (vi) conduct by Participant in connection with Participant’s duties that is unlawful and materially injurious to the Company or its Subsidiaries or Affiliates; provided that Participant shall have ten (10) business days following the Company’s written notice of its intention to terminate Participant’s employment to cure such Cause, if curable, as determined by the Board, in its sole discretion; and

“Disability” shall mean “Disability” as defined in any employment agreement then in effect between the Participant and the Company or any of its subsidiaries or if not defined therein or if there shall be no such agreement, the determination by the Company, in accordance with applicable law, based on information provided by a physician selected by the Company or its insurers that, as a result of a physical or mental injury or illness, Participant has been unable to perform the essential functions of Participant’s job with or without reasonable accommodation for a period of (i) ninety (90) consecutive days or (ii) one-hundred eighty (180) days in any one-year period.

“Good Reason” shall mean “Good Reason” as defined in any employment agreement then in effect between the Participant and the Company or any of its subsidiaries or if not defined therein or if there shall be no such agreement, shall mean, without the consent of the Participant, (i) a reduction by the Company in the Participant’s base salary; (ii) a material reduction in the aggregate benefits provided to the Executive, except for any across-the-board reduction(s) affecting all similarly situated executives on substantially the same proportional basis; or (iii) relocation of Executive outside of fifty (50) miles from his or her regular office location as of the date hereof.

(b) Method of Exercise.

(i) Subject to Section 3(a), the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee (which consent shall not be unreasonably withheld or delayed), by withholding Shares otherwise issuable in connection with the exercise of the Option, or (v) any combination of the foregoing. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

(iii) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares, not later than ten business days following such determination. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

(iv) In the event of the Participant’s death, the Vested Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) As a condition to exercising the Option, the Participant shall become a party to the Securityholders Agreement by executing the Securityholder Joinder attached hereto as Exhibit A, unless the Participant is already a party thereto (it being understood that the Shares issuable upon exercise of any Option shall be subject to the Securityholders Agreement irrespective of whether the Participant signs such Securityholder Joinder). “Securityholders Agreement” shall mean the Securityholders’ Agreement, dated as of December 21, 2007, by and among the Company and the signatories thereto, as may be amended from time to time.

(vi) The Shares issued upon exercise of the Option shall be subject to the terms and conditions set forth on Exhibit B.

4. Change in Control/Initial Public Offering.

(a) Change in Control.

(i) If a Change in Control is consummated prior to December 31, 2008 and the Participant remains employed in good standing with the Company and its Subsidiaries through the date of consummation of such Change in Control, twenty-five percent of the Time-Based Options and twenty-five percent of the Performance-Based Options (collectively, the “First Year Accelerated Options”) shall become immediately vested and exercisable and upon such Change in Control, the First Year Accelerated Options shall be cancelled in consideration for a cash payment equal to the product of (x) the excess, if any, of (i) the Fair Market Value of a Share (determined based on the Change in Control) over (ii) the

Option Price multiplied by (y) the number of Shares subject to the First Year Accelerated Options and the remaining portion of the Option that has not vested (the “Remaining Option”) shall be subject to the adjustment provisions set forth in the Plan.

(ii) If a Change in Control is consummated between January 1, 2009 and December 31, 2009 and the Participant remains employed in good standing with the Company and its Subsidiaries through the date of consummation of such Change in Control, forty percent of the Time-Based Options and forty percent of the Performance-Based Options, in each case inclusive of any Options that had vested on or prior to the date of the Change in Control (collectively, the “Second Year Accelerated Options”) shall become immediately vested and exercisable and upon such Change in Control, the Second Year Accelerated Options shall be cancelled in consideration for a cash payment equal to the product of (x) the excess, if any, of (i) the Fair Market Value of a Share (determined based on the Change in Control) over (ii) the Option Price multiplied by (y) the number of Shares subject to the Second Year Accelerated Options, and the Remaining Option shall be subject to the adjustment provisions set forth in the Plan.

(iii) If a Change in Control is consummated after December 31, 2009 and prior to December 31, 2010, and the Participant remains employed in good standing with the Company and its Subsidiaries through the date of consummation of such Change in Control, the “Second Year Accelerated Options”, together with any other Options that have vested by their terms prior to the date of such Change in Control shall be cancelled in consideration for a cash payment equal to the product of (x) the excess, if any, of (i) the Fair Market Value of a Share (determined based on the Change in Control) over (ii) the Option Price multiplied by (y) the number of Shares subject to the Second Year Accelerated Options and the other Options, if any, that have vested by their terms prior to the date of such Change in Control, and the Remaining Option shall be subject to the adjustment provisions set forth in the Plan.

(iv) Notwithstanding anything herein to the contrary, the following provisions shall apply with respect to any Remaining Options that have not been previously cancelled, terminated or otherwise cashed-out in accordance with Sections 4(a)(i)—(iii) in connection with a Change in Control occurring prior to December 31, 2010:

(x) if the Participant’s employment is terminated without “Cause” or terminates his or her employment for “Good Reason”, then the Company or any of its subsidiaries shall, upon not less than 60 days prior written notice from the Participant, have the obligation to purchase from the Participant all of the Remaining Options for an amount equal to the greater of the (I) Fair Market Value of those Remaining Options or (II) the value of the Remaining Options that would have been paid in respect thereof in the Change in Control transaction (assuming they were fully vested and paid out on the same basis as vested Options), payable in cash in a lump sum upon the closing of the repurchase; and

(y) if the Participant remains employed by the Company or its subsidiaries for a period ending on the later of (I) 3 years after the consummation of the Change in Control and (II) 5 years after the date of this Agreement, and at the end of such period the Shares (or other securities) otherwise issuable upon exercise of the Remaining Options are not registered under the Securities Act of 1933, as amended and are not freely tradeable on a national securities exchange or national market, then the Company or any of its subsidiaries, upon not less than 60 days prior written notice from the Participant delivered one time within 90 days from the date of expiration of such period, have the obligation to purchase from the Participant all of the Remaining Options or Shares issuable upon exercise of the Remaining Options that have not previously been disposed of by the Participant at the Fair Market Value thereof, payable in cash in a lump sum upon the closing of the repurchase.

(z) in the case of any repurchase under either of clauses (x) or (y) the Participant shall make a written acknowledgment that it no longer has any right, title or interest in the Remaining Options and/or Shares to be sold as a condition to the Company’s obligation to repurchase such Remaining Options and/or Shares.

(b) Initial Public Offering. In the event of an Initial Public Offering (as defined below), (i) all Time-Based Options, to the extent not previously cancelled or terminated, shall become immediately vested and exercisable and (ii) the Performance-Based Options that would have vested on the next Performance Vesting Date following the Initial Public Offering (but not for the avoidance of doubt, any Missed Year) shall become immediately vested and exercisable and the remaining Performance-Based Options shall continue to vest in accordance with their terms. For purposes of this Agreement, “Initial Public Offering” means the first public offering of common stock of the Company or NewPage Holding Corporation or any subsidiary or parent company thereof owning all or substantially all of the business of NewPage Corporation (other than, for the avoidance of doubt, Cerberus Capital Management L.P. or any of its affiliated funds or accounts) pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission resulting in proceeds to the Company, NewPage Holding Corporation or its stockholders of at least $50 million.

(c) Additional Vesting. For the avoidance of doubt, the accelerated vesting provisions set forth in this Section 4 shall be in addition to, and not in lieu of, any vesting (or accelerated vesting) pursuant to Section 2 of this Agreement.

5. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of such Participant for any reason at any time.

6. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. Transferability. Except as permitted by the Committee, the Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant”.

8. Confidentiality.

(a) During the course of the Participant’s relationship with the Company, the Participant will have access to, certain trade secrets and confidential information relating to the Company and its Affiliates and Subsidiaries (the “Protected Parties”) which is not readily available from sources outside the Company. The confidential and proprietary information and, in any material respect, trade secrets of the Protected Parties are among their most valuable assets, including but not limited to, their customer, supplier and vendor lists, contract terms, databases, competitive strategies, computer programs, frameworks, or models, their marketing programs, their sales, financial, marketing, training and technical information, their product development (and proprietary product data), business plans and strategies (including, but not limited to, acquisition and divestiture plans), environmental matters and other regulatory matters and any other information, whether communicated orally, electronically, in writing or in other tangible forms concerning how the Protected Parties create, develop, acquire or maintain their products and marketing plans, target their potential customers and operate their businesses. The Protected Parties invested, and continue to invest, considerable amounts of time and money in their process, technology, know-how, obtaining and developing the goodwill of their customers, their other external relationships, their data systems and data bases, and all the information described above (hereinafter collectively referred to as “Confidential Information”), and any misappropriation or unauthorized disclosure of Confidential Information in any form would irreparably harm the Protected Parties. The Participant acknowledges that such Confidential Information constitutes valuable, highly confidential, special and unique property of the Protected Parties. The Participant shall hold in a fiduciary capacity for the benefit of the Protected Parties all Confidential Information relating to the Protected Parties and their businesses, which shall have been obtained by the Participant during the Participant’s relationship with the Company or its Subsidiaries and Affiliates and which shall not be or become public knowledge (other than by acts by the Participant or representatives of the Participant in violation of this Agreement). Except as required by law or an order of a court or governmental agency with jurisdiction, the Participant shall not, during the period the Participant is employed by the Company or its Subsidiaries and Affiliates or at any time thereafter, disclose any Confidential Information, directly or indirectly, to any person or entity for any reason or purpose whatsoever, nor shall the Participant use it in any way, except in the course of the Participant’s service to, and for the benefit of, the Protected Parties or to enforce any rights or defend any claims hereunder or under any other agreement to which the Participant is a party, provided that such disclosure is relevant to the enforcement of such rights or defense of such claims and is only disclosed in the formal proceedings related thereto. The Participant shall take all reasonable steps to safeguard the Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Participant understands and agrees that the Participant shall acquire no rights to any such Confidential Information.

(b) All files, records, documents, drawings, specifications, data, computer programs, evaluation mechanisms and analytics and similar items relating thereto or to the Business (for the purposes of this Agreement, “Business” shall be as defined in Section 9 hereof), as well as all customer lists, specific customer information, compilations of product research and marketing techniques of the Company and its Subsidiaries and Affiliates, whether prepared by the Participant or otherwise coming into the Participant’s possession, shall remain the exclusive property of the Company and its Subsidiaries and Affiliates, and the Participant shall not remove any such items from the premises of the Company and its Subsidiaries and Affiliates, except in furtherance of the Participant’s duties to the Company.

(c) It is understood that during the course of the Participant’s relationship with the Company, the Participant will promptly disclose to it, and assign to it the Participant’s interest in any invention, improvement or discovery made or conceived by the Participant, either alone or jointly with others, which arises out of the Participant’s service to the Company. At the Company’s request and expense, the Participant will assist the Company and its Subsidiaries and Affiliates during the period of the Participant’s relationship with the Company under this Agreement and thereafter in connection with any controversy or legal proceeding relating to such invention, improvement or discovery and in obtaining domestic and foreign patent or other protection covering the same.

(d) As requested by the Company and at the Company’s expense, from time to time and upon the termination of the Participant’s relationship with the Company for any reason, the Participant will promptly deliver to the Company and its Subsidiaries and Affiliates, as applicable, all copies and embodiments, in whatever form, of all Confidential Information in the Participant’s possession or within his control (including, but not limited to, memoranda, records, notes, plans, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information) irrespective of the location or form of such material. If requested by the Company, the Participant will provide the Company with written confirmation that all such materials have been delivered to the Company as provided herein.

9. Non-Solicitation or Hire. During the Participant’s employment with the Company or its Affiliates and for a period of one (1) year following the termination of the Participant’s employment for any reason, the Participant shall not directly or indirectly solicit or attempt to solicit or induce, directly or indirectly, (a) any party who is a customer of the Company or its Subsidiaries or Affiliates, or who was a customer of the Company or its Subsidiaries or Affiliates at any time during the relevant period immediately prior to the relevant date, for the purpose of marketing, selling or providing to any such party any services or products offered by or available from the Company or its Subsidiaries or Affiliates and relating to the Business or (b) any employee of the Company or any of its Subsidiaries or Affiliates or any person who was an employee of the Company or any of its Subsidiaries or Affiliates during the twelve (12) month period immediately prior to the date of the Participant’s termination of employment to terminate such employee’s employment relationship with the Protected Parties in order, in either case, to enter into a similar relationship with the Participant, or any other person or any entity in competition with the Business of the Company or any of its Subsidiaries or Affiliates.

10. Non-Competition. During the Participant’s employment with the Company or its Affiliates and for a period of one (1) year following the termination of the Participant’s employment for any reason, the Participant shall not, whether individually, as a director, manager, member, stockholder, partner, owner, employee, consultant or agent of any business, or in any other capacity, other than on behalf of the Company or a subsidiary or Affiliate, organize, establish, own, operate, manage, control, engage in, participate in, invest in, permit his name to be used by, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or business organization), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise, which engages or proposes to engage in the coated paper business anywhere in the world (the “Business”). Notwithstanding the foregoing, nothing in this Agreement shall prevent the Participant from owning for passive investment purposes not intended to circumvent this Agreement, less than five percent (5%) of the publicly traded common equity securities of any company engaged in the Business (so long as the Participant has no power to manage, operate, advise, consult with or control the competing enterprise and no power, alone or in conjunction with other Affiliated parties, to select a director, manager, general partner, or similar governing official of the competing enterprise other than in connection with the normal and customary voting powers afforded the Participant in connection with any permissible equity ownership).

11. Property. The Participant acknowledges that all originals and copies of materials, records and documents generated by him or coming into his possession during his relationship with the Company or its Subsidiaries and Affiliates are the sole property of the Company and its Subsidiaries and Affiliates (“Company Property”). During the Term, and at all times thereafter, the Participant shall not remove, or cause to be removed, from the premises of the Company or its Subsidiaries or Affiliates, copies of any record, file, memorandum, document, computer related information or equipment, or any other item relating to the business of the Company or its Subsidiaries or Affiliates, except in furtherance of his duties under the Agreement. When the Participant’s relationship with the Company terminates, or upon request of the Company at any time, the Participant shall promptly deliver to the Company all copies of Company Property in his possession or control.

12. Remedies; Specific Performance. The Parties acknowledge and agree that the Participant’s breach or threatened breach of any of the restrictions set forth in Sections 7, 8, 9 or 10 will result in irreparable and continuing damage to the Protected Parties for which there may be no adequate remedy at law and that the Protected Parties shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach or threatened or attempted breach. The Participant hereby consents to the grant of an injunction (temporary or otherwise) against the Participant or the entry of any other court order against the Participant prohibiting and enjoining him from violating, or directing him to comply with any provision of Sections 7, 8, 9 or 10. The Participant also agrees that such remedies shall be in addition to any and all remedies, including damages, available to the Protected Parties against him for such breaches or threatened or attempted breaches. In addition, without limiting the Protected Parties’ remedies for any breach of any restriction on the Participant set forth in Sections 7, 8, 9 or 10, if the Participant breaches the covenants applicable to the Participant contained in Section 7, 8, 9 or 10, the Option shall immediately terminate.

13. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

14. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

15. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal Participant office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

16. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

17. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, INTERPRETATION OR ENFORCEMENT HEREOF. THE PARTIES AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND WOULD NOT ENTER INTO THIS AGREEMENT IF THIS SECTION WERE NOT PART OF THIS AGREEMENT.

18. Option Subject to Plan and Securityholders Agreement. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Securityholders Agreement. The Option is subject to the Plan and the Securityholders Agreement. The terms and provisions of the Plan and the Securityholders Agreement as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Securityholders Agreement, the applicable terms and provisions of the Plan or the Securityholders Agreement, as applicable will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Securityholders Agreement, the applicable terms and provisions of the Securityholders Agreement will govern and prevail. No amendment to the Securityholders Agreement after the date of this Agreement shall be effective as to Participant if such amendment materially and adversely affects the rights or obligations of the Participants in a manner disproportionately to other Participants, without the Participant’s consent, or if the Participant and other participants in the Plan are materially and adversely affected by such amendment in a manner disproportionately to the other stockholders of the Company, unless the holders of a majority of the Options issued under the Plan and that are affected by such amendment consent to such amendment.

19. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

NEWPAGE GROUP INC.

By:
Name:
Title:

Agreed and acknowledged as
of the date first above written:

Name:

Nonqualified Stock Option Agreement

Signature Page

EXHIBIT A

SECURITYHOLDER JOINDER

By execution of this Securityholder Joinder, the undersigned agrees to become a party to that certain Securityholders Agreement, dated as of December 21, 2007, as may be amended, by and among NewPage Group Inc., a Delaware corporation, NewPage Investments LLC, Stora Enso Oyj, a corporation incorporated under the laws of the Republic of Finland and the other parties named therein. The undersigned shall have all the rights, and shall observe all the obligations, applicable to a Securityholder that is an Executive (as defined therein).

Name:	Number of Securities Acquired:

Address for Notices:	with copies to:

Signature:

Date: